UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        April 6, 2009

                           ALBANY INTERNATIONAL CORP.
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             (Exact name of registrant as specified in its charter)

         Delaware                    1-10026                     14-0462060
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(State or other jurisdiction       (Commission                (I.R.S. Employer
    of incorporation)              File Number)              Identification No.)

     1373 Broadway, Albany, New York                               12204
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code    (518) 445-2200

                                      None
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))


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                                TABLE OF CONTENTS

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 6, 2009, Albany International Corp. (the "Company") entered into an agreement with J.P. Morgan Securities, Inc. ("JPMSI"), pursuant to which JPMSI agreed to exchange up to $93,984,000 principal amount of the Company's 2.25% Convertible Senior Notes due 2026 (the "Convertible Notes") for (i) an equivalent amount of the Company's 2.25% Senior Notes due 2026 (the "New Notes"), plus (ii) a cash payment of $7.50 per $1,000 principal amount of Convertible Notes.

Also on April 6, 2009, the Company and JPMSI entered into another agreement pursuant to which JPMSI agreed to sell the New Notes back to the Company for an aggregate cash purchase price of up to $52,800,000.

JPMSI is an affiliate of JPMorgan Chase Bank, N.A., which serves as a lender and as Administrative Agent under the Company's $460,000,000 Revolving Credit Facility.

Earlier, on March 17, 2009, in a separate private transaction with a different party, the Company exchanged $7,074,000 principal amount of the Company's Convertible Notes for (i) an equivalent amount of the Company's New Notes plus
(ii) a cash payment of $50,000. Additionally, pursuant to a separate agreement, the Company purchased these New Notes for a cash payment of $3,310,150.


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                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     ALBANY INTERNATIONAL CORP.

                     By: /s/  Michael C. Nahl
                         --------------------

                     Name: Michael C. Nahl
                     Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

                     Date: April 8, 2009